                                                         Exhibit 99.1

NORDSTROM

FOR IMMEDIATE RELEASE                       CONTACT:    Deniz Anders
May 23, 2006                                            Nordstrom, Inc.
                                                        (206) 373-3038


           NORDSTROM SHAREHOLDER MEETING HIGHLIGHTS FUTURE GROWTH
            AND CELEBRATES LEGACY OF THIRD GENERATION LEADERS

         Company announces $1 billion share repurchase authorization

SEATTLE (May 23, 2006) - Seattle-based Nordstrom, Inc. (NYSE: JWN), a leading fashion specialty retailer, held its annual shareholder meeting today in the Downtown Seattle store. The meeting recapped the company's 2005 performance and reviewed initiatives for 2006. The retirements of Nordstrom third generation leaders Bruce Nordstrom and John Nordstrom were also highlighted as part of this year's event.

During the meeting, company president Blake Nordstrom announced the board of directors authorized a $1 billion share repurchase program. The prior $500 million authorization was completed during the first quarter of 2006. The shares are expected to be acquired through open market transactions during the next 18 to 36 months. The actual number and timing of share repurchases will be subject to market conditions and applicable SEC rules.

"The company just completed another quarter with improved operating performance, and we remain in a position of financial strength and flexibility," said Blake Nordstrom, president of Nordstrom, Inc. "This share repurchase program reflects the continued confidence the board has in our business and our ongoing commitment to return value to shareholders."

In addition to the share repurchase announcement, the shareholders elected all nine nominated directors to the board including new nominees Erik Nordstrom and Pete Nordstrom. The company also paid tribute to Bruce Nordstrom and John Nordstrom as they both retired after 40 years of service on the board. Rick Hernandez, a nine-year independent director, and lead director of the board since 2000, takes on the role of non-executive chairman upon Bruce Nordstrom's retirement. "After serving as lead director, we feel it's a natural transition to have Rick Hernandez take on this new assignment," said Bruce Nordstrom, former chairman of the board of directors. "Blake continues to lead our company as president."

Along with Bruce and John's retirement, Alfred Osborne, director of the Harold Price Center for Entrepreneurial Studies and senior associate dean at the Anderson Graduate School of Management at UCLA, also retired after serving 19 years on the board.

In addition to the election of the board members, the shareholders approved two more proposals including an amendment to the employee stock purchase plan and confirmation of the company's independent registered public accounting firm Deloitte & Touche.

Nordstrom, Inc. is one of the nation's leading fashion specialty retailers, with 156 US stores located in 27 states. Founded in 1901 as a shoe store in Seattle, today Nordstrom operates 99 Full-Line Stores, 49 Nordstrom Racks, five Faconnable boutiques, one freestanding shoe store and two clearance stores. Nordstrom also operates 34 Faconnable boutiques in Europe. Additionally, Nordstrom serves customers through its online presence at www.nordstrom.com. and through its catalogs. Nordstrom, Inc. is publicly traded on the NYSE under the symbol JWN.

      Certain statements in this news release contain "forward-looking" information (as defined in the Private Securities Litigation Reform Act of
1995) that involves risks and uncertainties, including matters that could affect the amount and timing of any share repurchases, such as general market conditions affecting our stock and matters associated with our operations. Those would include such items as the impact of economic and competitive market forces, the impact of terrorist activity or the impact of a war on the company, its customers and the retail industry, the company's ability to predict fashion trends, consumer apparel buying patterns, trends in personal bankruptcies and bad debt write-offs, changes in interest rates, employee relations, the company's ability to continue its expansion plans, changes in government or regulatory requirements, the company's ability to control costs, weather conditions and hazards of nature. Our SEC reports, including our Form 10-K for the fiscal year ended January 28, 2006 and our Form 10-Q for the quarter ended April 29, 2006 to be filed with the SEC, contain other information on these and other factors that could affect our financial results and cause actual results to differ materially from any forward-looking information we may provide. The company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events, new information or future circumstances.